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                             KAHN BOYD LEVYCHIN, LLP
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                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS



January  16,  2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Planetlink Communications, Inc. - Form S-8

Gentlemen:

We have acted as the independent auditors to Planetlink Communications, Inc., a Georgia corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 33,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2004. We hereby consent to all references to our firm included in this Registration Statement.


/s/ RICHARD LEVYCHIN


Richard Levychin, CPA
Partner
Kahn Boyd Levychin, CPAs






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